UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                     January 2, 2008

Radiant Systems, Inc.

(Exact name of registrant as specified in its charter)

Georgia	0-22065	11-2749765
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3925 Brookside Parkway, Alpharetta, Georgia		30022
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:             (770) 576-6000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Share Purchase Agreement

On January 4, 2008, Radiant Systems, Inc. (“Radiant”), in conjunction with the closing under its previously reported Share Purchase Agreement (the “Purchase Agreement”) dated December 11, 2007, with Quest Retail Technology Pty Ltd, an Australian proprietary company (“Quest”) and David Brown, the sole shareholder of Quest (the “Seller”), entered into an amendment (the “Amendment”) to the Purchase Agreement. The Amendment provides, among other things, (i) for the assignment by Radiant of all of its rights under the Purchase Agreement to RADS Australia Holdings Pty Ltd, an Australian proprietary company and wholly owned subsidiary of Radiant (“Assignee”), (ii) that the transactions contemplated by the Purchase Agreement shall be effective for all purposes as of 12:01 a.m. (Atlanta, Georgia time) on January 1, 2008 (the “Effective Time”), with the operation of the acquired business from and after the Effective Time being for the account and benefit of, and at the risk of, Assignee, and (iii) for the waiver of certain conditions to the closing of the Purchase Agreement, all as further set forth in the Amendment.

The foregoing summary of the Amendment is qualified in its entirety by reference to the full text of the Amendment filed as an exhibit to this report, which is incorporated herein by reference. In the event of any conflict between the foregoing summary and the full text of the Amendment, the text of the Amendment shall control.

Entry into New Credit Facilities

On January 2, 2008, Radiant entered into a Credit Agreement (the “Credit Agreement”) among Radiant, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent, providing for new five-year senior secured credit facilities in the aggregate amount of $90 million, consisting of a $60 million revolving credit facility and a $30 million term loan facility. On such date Radiant borrowed $30 million under the term loan facility and $45 million under the revolving credit facility, which proceeds were applied to finance the Acquisition, refinance certain existing indebtedness of Radiant and its subsidiaries and to pay fees and expenses relating to the Acquisition and the refinancing. Proceeds of future borrowings may be used to finance working capital requirements, for general corporate purposes including stock buybacks under Radiant’s stock repurchase plan, and to finance other permitted acquisitions. The Credit Agreement provides that up to $10 million of the revolving credit facility will be available for the issuance of letters of credit which may be used for general corporate purposes.

Borrowings under the foregoing facilities bear interest at a rate chosen by Radiant of either (i) the higher of (a) the prime interest rate announced by JPMorgan Chase Bank, and (b) the federal funds effective rate plus 0.5% (an “ABR Loan”), or (ii) the adjusted LIBO rate (a “Eurodollar Loan”), in each case plus an applicable margin (currently 0.50% for ABR Loans and 1.50% for Eurodollar Loans) that is determined by reference to Radiant’s then-current leverage ratio. The Credit Agreement also provides for the payment of a facility fee on the unused portion of the revolving credit facility (currently 0.25%) that is determined by reference to Radiant’s then-current leverage ratio. Certain domestic subsidiaries of Radiant have guaranteed Radiant’s obligations under these new facilities, and the facilities are secured by substantially all of Radiant’s and its guarantor subsidiaries’ present and future tangible and intangible assets, real property, capital stock of subsidiaries (limited in the case of first-tier foreign subsidiaries to 65% of the voting capital stock thereof) and other investment property. The Credit Agreement includes customary representations and warranties and affirmative and negative covenants, including without limitation a maximum leverage ratio, minimum fixed charge coverage ratio and limitations on indebtedness, liens, guarantee obligations, mergers and certain other corporate transactions, asset sales, dividends, share repurchases, capital expenditures and other matters. The Credit Agreement also includes customary default provisions, including without limitation the occurrence of a change in control of Radiant.

The Credit Agreement provides that loans thereunder may be prepaid and commitments may be reduced by Radiant without premium or penalty. Loan will be required to be repaid out of Radiant’s excess cash flow and the commitments reduced in the event Radiant’s leverage ratio exceeds a prescribed level as of the end of any fiscal year. Loans also are required to be repaid with the proceeds of certain asset sales, if the proceeds are not reinvested within 180 days, and in the event of certain extraordinary receipts of funds.

Radiant maintains or has maintained commercial and service relationships with certain of the Lenders under the Credit Agreement and their affiliates in the ordinary course of business. In the ordinary course of their respective businesses, the Lenders and their affiliates have engaged, and may in the future engage, in commercial banking, investment banking, financial advisory or other services with Radiant for which they have in the past and/or may in the future receive customary compensation and expense reimbursement.

The foregoing summary is qualified in its entirety by reference to the full text of the Credit Agreement filed as an exhibit to this report, which is incorporated herein by reference. In the event of any conflict between the foregoing summary and the full text of the Credit Agreement, the text of the Credit Agreement shall control.

Item 1.02 Termination of a Material Definitive Agreement

Upon entering into the new credit facilities described under Item 1.01 above, as of January 2, 2008, Radiant repaid in full all outstanding borrowings under and terminated its Credit Agreement dated as of March 31, 2005, by and among Radiant, certain subsidiaries of Radiant identified therein, certain Lenders identified therein, and Wells Fargo Foothill, Inc., as arranger and administrative agent for the Lenders (the “Prior Credit Agreement”). A brief description of the material terms of the Prior Credit Agreement are set forth under Item 1.01 of that certain Report on Form 8-K filed by Radiant on April 6, 2005, which description is incorporated herein by this reference. Radiant paid the Lenders thereunder a required prepayment premium of $300,000 in connection with the repayment and termination of the Prior Credit Agreement.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On January 4, 2008, Radiant, through its wholly owned subsidiary RADS Australia Holdings Pty Ltd, completed its acquisition (the “Acquisition”) of all of the issued shares of Quest (the “Shares”) from the Seller. The purchase price paid for the Shares, paid in Australian dollars at closing, was AUD 60,900,000. Such purchase price is subject to adjustment after the closing based on the Net Assets of Quest on the Closing Date (each as defined in the Purchase Agreement). Radiant funded the Acquisition with borrowings under the Credit Agreement described under Item 1.01 and with cash on hand.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 under the caption “Entry into New Credit Facilities” is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

The Company will file the financial statements required by this Item not later than 71 days after the date on which this Form 8-K is required to be filed.

(b)	Pro Forma Financial Information

The Company will file the financial statements required by this Item not later than 71 days after the date on which this Form 8-K is required to be filed.

(d)	Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description

2.1	First Amendment to Share Purchase Agreement dated as of January 4, 2008, by and among Radiant Systems, Inc., RADS Australia Holdings Pty Ltd, Quest Retail Technology Pty Ltd, and David Brown

10.1	Credit Agreement dated as of January 2, 2008, by and among Radiant Systems, Inc, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Radiant Systems, Inc.

Date: January 8, 2008	/s/ Mark E. Haidet
Mark E. Haidet Chief Financial Officer

Index to Exhibits

Exhibit No.	Description

2.1	First Amendment to Share Purchase Agreement dated as of January 4, 2008, by and among Radiant Systems, Inc., RADS Australia Holdings Pty Ltd, Quest Retail Technology Pty Ltd, and David Brown

10.1	Credit Agreement dated as of January 2, 2008, by and among Radiant Systems, Inc, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent